                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                            U.S. Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                               December 13, 1996




Dear Fellow Stockholder:


     The Annual Meeting of Stockholders of U.S. Industries, Inc. will be held on February 6, 1997, beginning at 11 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

     Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the attached Proxy Statement.


                                   Sincerely,



                                   David H. Clarke
                                   Chairman and Chief
                                   Executive Officer

                                   [USI LOGO]



               101 Wood Avenue South         17 Mount Street
               Iselin, New Jersey  08830     London W1Y 5RA
               U.S.A.                             England


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 6, 1997

     Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Industries, Inc., a Delaware corporation (the "Company"), will be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 6, 1997, beginning at 11 a.m., local time, for the following purposes:

     1.   To elect three directors in Class II, each for a term of three years;

     2. To approve the U.S. Industries, Inc. 1997 Restricted Stock Plan and related Amendment Number Two to the Amended U.S. Industries, Inc. Stock Option Plan;

     3. To approve Amendment Number Three to the Amended U.S. Industries, Inc. Stock Option Plan;

     4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1997; and

     5. To consider any other matters that may properly come before the Meeting.

     Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on December 11, 1996 will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.


                              By Order of the Board of Directors,


                              George H. MacLean
                              SECRETARY

December 13, 1996

                              U.S. INDUSTRIES, INC.

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on February 6, 1997, at 11 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about December 13, 1996.


                                     VOTING

     Only stockholders of record at the close of business on December 11, 1996 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 50,560,449 shares of Common Stock were outstanding.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected.
The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as "against" it. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it, but will reduce the number of shares needed for a majority decision.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election of the slate of nominees proposed by the Board of Directors, for approval of the U.S. Industries, Inc. 1997 Restricted Stock Plan (the "1997 Restricted Stock Plan") and related Amendment Number Two to the Amended U.S. Industries, Inc. Stock Option Plan (the "Stock Option Plan"), for approval of Amendment Number Three to the Stock Option Plan, for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 1997, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The Company's Retirement Savings & Investment Plan (the "401(k) Plan") and similar plans maintained by its subsidiaries ("Subsidiary 401(k) Plans") provide that the trustees of each plan shall vote the number of shares of Common Stock allocated to a participant's account as instructed by the participant and that the trustees shall vote the number of shares for which no instructions are received in the same proportion as those shares in the same plan for which instructions have been received. Courts have held that trustees are required to follow participants' instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Voting instruction cards are being mailed to all participants in the plans. If a participant also owns shares outside these plans, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustees will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than January 27,1997. The total number of shares in the 401(k) Plan and Subsidiary 401(k) Plans as of September 30, 1996 (the latest date for which such information is presently available) represents approximately 2.65% of the shares of Common Stock outstanding on the Record Date.

                            OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

     Name and Address                   Number of           Percent
     of Beneficial Owner                Shares              of Class
     -------------------                ------------        --------

     FMR Corp.(1)
     82 Devonshire Street
     Boston, Massachusetts  02109       6,982,450           13.8%

     The Capital Group Companies,(2)
          Inc., et.al.
     333 South Hope Street
     Los Angeles, California  90071     4,405,150           8.7%

     Harris Associates L.P.(3)

------------------------------

(1) According to a Schedule 13G, amended through February 14, 1996, filed by FMR Corp. (the "FMR 13G"): (a) 6,455,040 shares are beneficially owned by Fidelity Management & Research Company as a result of it acting as investment adviser to various investment companies, (b) 527,350 shares are beneficially owned by Fidelity Management Trust Company as a result of it serving as investment manager of institutional accounts and (c) 60 shares are beneficially owned by Fidelity International Limited. The FMR 13G states that: (x) FMR Corp., Edward C. Johnson, 3d and the Fidelity Funds each has sole dispositive power over the 6,455,040 shares owned by the Fidelity Funds and the Boards of Trustees of the Fidelity Funds has sole voting power over such 6,455,040 shares, the voting of which is carried out by Fidelity Management & Research Company under written guidelines established by the Boards of Trustees; (y) Edward C. Johnson, 3d and FMR Corp. each has sole dispositive power over the 527,350 shares beneficially owned by Fidelity Management Trust Company and sole voting power over such shares, except those owned by the institutional accounts referred to above; and (z) Fidelity International Limited has sole dispositive and voting power with respect to the 60 shares beneficially owned by it.

     Two North LaSalle Street, Suite 500
     Chicago, Illinois  60602                3,505,016           6.9%

(2) According to a Schedule 13G filed on February 12, 1996 by The Capital Group Companies, Inc. and Capital Research and Management Company: (a) The Capital Group Companies, Inc. disclaims beneficial ownership of 4,405,150 shares, as to which it reports sole voting power with respect to 857,500 shares and sole dispositive power with respect to 4,405,150 shares and (b) Capital Research and Management Company, an investment adviser and wholly-owned subsidiary of The Capital Group Companies, Inc., disclaims beneficial ownership of 3,198,150 shares, as to which it reports no voting power and sole dispositive power with respect to 3,198,150 shares.

(3) According to a Schedule 13G filed on February 12, 1996 by Harris Associates L.P. and Harris Associates, Inc. (the sole general partner of Harris Associates L.P.), each of such filing persons may be deemed a beneficial owner of 3,505,016 shares by reason of advisory and other relationships with the persons who own the shares; each filing person has shared voting power with respect to all such shares, sole dispositive power with respect to 3,443,316 shares, and shared dispositive power with respect to 61,700 shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each director of the Company, each of the executive officers named in the Summary Compensation Table included elsewhere herein and all current directors and executive officers as a group. Each director or executive officer has sole voting and investment power over the shares reported, except as noted below.

                                             Number of           Percent
     Name                                    Shares(1)(2)(3)     of Class
     ----                                    --------------      --------
     Brian C. Beazer                           31,238                 *
     David H. Clarke                          528,333              1.04
     Christian R. Guntner                      76,115               .15
     John J. McAtee, Jr.                       13,375                 *
     John A. Mistretta                         83,966(4)            .17
     John S. Oldford                           79,879               .16
     The Hon. Charles H. Price II               7,633(5)              *
     John G. Raos                             380,152(6)            .75
     Frank R. Reilly                           77,165               .15
     Sir Harry Solomon                         37,375(7)              *
     Royall Victor III                          4,375                 *
     Mark Vorder Bruegge                        3,375                 *
     All current directors and executive
       officers as a group (18 persons,
       including the foregoing)             1,601,773              3.17

-------------------------

*    Less than one-tenth of 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Clarke - 509,207 shares; Mr. Guntner - 74,684 shares; Mr. Mistretta - 74,684 shares; Mr. Oldford - 74,684 shares; Mr. Raos - 339,471 shares; Mr. Reilly - 74,684 shares; all current directors and executive officers as a group - 1,402,018 shares.

(2) Includes shares contributed as of September 30, 1996 (the latest practicable date for such information) by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, in his or her 401(k) account, with respect to which such persons have voting power but no investment power:
     Mr. Clarke - 4,070 shares; Mr. Guntner - 214 shares; Mr. Mistretta - 2,629 shares; Mr. Oldford - 3,089 shares; Mr. Raos - 4,007 shares; Mr. Reilly - 382 shares; all current directors and executive officers as a group - 28,302 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Clarke - 159,292 shares; Mr. Guntner - 17,699 shares; Mr. Mistretta - 17,699 shares; Mr. Oldford - 17,699 shares; Mr. Raos - 106,194 shares; Mr. Reilly - 17,699 shares; all current directors and executive officers as a group - 425,881 shares.

(4) Includes 1,000 shares as to which Mr. Mistretta is custodian for his children.

(5) Includes 3,150 shares held in Mr. Price's individual retirement account trust account. Also includes 1,000 shares held by the Charles H. and Carol Swanson Price Foundation, as to which Mr. Price has shared voting and investment power but no pecuniary interest.

(6) Includes 7,715 shares held by Mr. Raos' wife and children as to which he has no voting or investment power and disclaims beneficial ownership.

(7) Includes 17,000 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, and 17,000 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all
Section 16(a) forms that they file. Based upon a review of these filings, the Company notes that Mr. Price inadvertently failed to report by October 10, 1996 the purchase of 950 shares on September 3, 1996. That purchase was subsequently reported on October 22, 1996.

                              ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

     The Board of Directors of the Company is divided into three classes of three directors each, with each class serving three years. The term of office of directors in Class II expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class II directors, be elected to Class II for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified.

     Set forth below is biographical information concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.
The Company has been publicly-owned since its demerger (I.E., spin-off) from Hanson PLC ("Hanson") on May 31, 1995 (the "Demerger").

                NOMINEES FOR ELECTION AS DIRECTORS IN CLASS II --
                     TO SERVE UNTIL THE 2000 ANNUAL MEETING

     The Hon. Charles H. Price II, 65, has served as a director of the Company since the Demerger. Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was the U.S. Ambassador to the Court of St. James from 1983 to 1989. He is a director of Hanson, Texaco Inc., New York Times Co. Inc., 360 DEG Communications Inc. and the Mercantile Bank of Kansas City and is an Advisory Director of Mercantile Bancorporation, Inc.

     Frank R. Reilly, 40, has served as Senior Vice President and Chief Financial Officer and a director of the Company since the Demerger. Mr. Reilly served as an independent consultant to Hanson Industries from January 1995 to February 1995 and became an employee of a Hanson subsidiary in March 1995. He was Vice President and Chief Financial Officer of Marine Harvest International, Inc., a public company engaged in aquaculture, from January 1993 until its acquisition by Booker plc in November 1994. He served as Director--Acquisitions of Hanson Industries from 1990 to 1992, having joined Hanson Industries in 1988 as Assistant Treasurer.

     Royall Victor III, 57, has served as a director of the Company since the Demerger. Mr. Victor has been a Managing Director of Chase Securities, Inc.'s Investment Banking Group since January 1994. He was a Managing Director of Chemical Banking Corporation's Investment Banking Group during the balance of the past five years.

                         DIRECTORS CONTINUING IN OFFICE
            CLASS III -- TERM CONTINUES UNTIL THE 1998 ANNUAL MEETING

     David H. Clarke, 55, has served as Chairman and Chief Executive Officer of the Company since the Demerger. Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Prior to 1992, Mr. Clarke served as President of Hanson Industries. Mr. Clark is a director of Fiduciary Trust International, a public company engaged in investment management and administration of assets for individuals, and serves on the National Advisory Board of The Chase Manhattan Bank.

     Sir Harry Solomon, 59, has served as a director of the Company since June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company, where he continues to serve as a non-executive director. He also serves as a director of Charterhouse European Holding Limited, Frogmore Estates Plc, H&C Furnishings Plc, Princedale Group Plc, the Sloane Group, Heathside Limited, Headglen Limited and Consolidated Land Investments Limited in the U.K. and Barton Brands Inc. in the U.S.

     Mark Vorder Bruegge, 71, has served as a director of the Company since the Demerger. He has been Vice Chairman of United American Bank of Memphis, Tennessee since February, 1996, having previously served as Chairman of that company from 1994 to February, 1996 and as Vice Chairman of that company from 1985 to 1994.

             CLASS I -- TERM CONTINUES UNTIL THE 1999 ANNUAL MEETING

     Brian C. Beazer, 61, has served as a director of the Company since September 17, 1996. Mr. Beazer is Chairman of Beazer Homes USA, Inc., which designs, builds and sells single family homes, since 1993. Mr. Beazer served as Chairman of Beazer plc from 1983 until its acquisition by Hanson in 1991. He is a director of Koppers Industries Inc. and Chairman of their Audit Committee.

     John J. McAtee, Jr., 60, has served as a director of the Company since the Demerger. Mr. McAtee has served as President of McAtee & Co., Inc., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is a director of Whitehall Corporation.

     John G. Raos, 47, has served as President and Chief Operating Officer and a director of the Company since the Demerger. Mr. Raos was President and Chief Operating Officer of Hanson Industries from 1992 until the Demerger and a director of Hanson from 1989 until the Demerger. Prior to 1992, he was Senior Vice President--Operations of Hanson Industries.

                              CORPORATE GOVERNANCE

GENERAL

     The Company became an independent, publicly-owned company on May 31, 1995, when Hanson effected the Demerger by paying to its shareholders a dividend consisting of all of the then outstanding shares of Common Stock.

     Although incorporated in Delaware, the Company will be centrally managed and controlled in the U.K. until at least the fifth anniversary of the Demerger. During this period, the Company's Board of Directors will be the medium through which strategic control and policy making powers are exercised and Board meetings almost invariably will be held in the U.K. These corporate governance arrangements are consistent with an agreement entered into by the Company and Hanson in connection with the Demerger which provides that, for a period of five years, the Company will not take, or fail to take, any action that would result in a breach of, or constitute non-compliance with, certain representations and undertakings made by Hanson to the U.K. Inland Revenue in order to obtain clearance as to the tax-free treatment of the Demerger dividend for Hanson and its shareholders (the Company's initial public stockholders) for U.K. tax purposes.

     There are no restrictions on the location of the Company's stockholder meetings, which (as in the case of the Annual Meeting) may be held in the U.S.

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

     Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Each non-employee director is entitled to an annual retainer of $25,000, which is payable wholly in shares of Common Stock. For the Company's fiscal year ended September 28, 1996 ("fiscal 1996"), the retainer was paid to each non-employee director by delivery of 1,600 shares of Common Stock, based on the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on

October 2, 1995 of $15.625 per share, plus cash in lieu of a fractional share. Each non-employee director is also entitled to an initial grant of 1,000 shares of Common Stock, an initial grant of options to purchase 5,000 shares of Common Stock and an annual grant of options to purchase 1,000 shares of Common Stock. The renumeration of non-employee directors is proposed to be increased. See "Approval of Amendment Number Three to the Amended U.S. Industries, Inc. Stock Option Plan".

     Each non-employee director is entitled to a fee of $1,500 payable in cash for each Board or Committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors' and officers' liability and travel accident insurance policies insuring both employee and non-employee directors.

     The Board held five meetings in fiscal 1996. Each director attended at least 75% of the total number of meetings of the Board and Committees on which such director served. All Board and Committee meetings were held in London, England.

COMMITTEES OF THE BOARD

     The Board has established three standing committees, an Executive Committee, an Audit Committee and a Compensation Committee, each of which is briefly described below. The Board has not established a standing Nominating Committee, the functions of which are performed by the Board as a whole.

     The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The committee, which presently consists of Messrs. Clarke (Chairman) and Raos and Sir Harry, met two times during fiscal 1996.

     The Audit Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Its functions include recommending to the Board the appointment of the Company's independent accountants; reviewing with representatives of the independent accountants the scope of the audit of the Company's financial statements, results of audits, audit costs, recommendations with respect to internal controls and financial matters and non-audit services; and periodically meeting with or receiving reports from the Company's principal financial and accounting officers. The committee, which presently consists of Sir Harry and Messrs. McAtee and Victor (Chairman), met three times during fiscal 1996.

     The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The committee, which presently consists of Messrs. Beazer, Price and Vorder Bruegge (Chairman), met four times during fiscal 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has delivered the following report:

EXECUTIVE OFFICER COMPENSATION

     The philosophy of the Compensation Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of stockholder value. While the Compensation Committee believes that the base compensation of the Company's executive officers should be generally competitive with that provided by public companies of comparable size, the Compensation Committee believes strongly that a substantial portion of the executive officers' compensation -- both cash and non-cash elements -- should be contingent upon performance. Moreover, the Compensation Committee wishes to encourage substantial equity ownership by the Company's executive officers so that management's interests are closely aligned with the interests of stockholders.

BASE COMPENSATION

     The minimum base compensation levels of the Company's executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 3, 1996, the Compensation Committee awarded the executive officers (other than the Chief Executive Officer and the Chief Operating Officer) increases in base salary for calendar year 1997 following a review of each executive officer's individual performance during fiscal 1996. These merit increases average approximately 5.4% for the group. Messrs. Clarke and Raos declined to be considered for any merit increase in base salary for the calendar year 1997 (as they had done for 1996). The Compensation Committee believes the base salaries to be reasonable and appropriate in the context of the overall compensation program.

ANNUAL BONUS

     Under the U.S. Industries, Inc. Annual Performance Incentive Plan, the Compensation Committee determines the executive officers that are eligible for a bonus under the plan for each fiscal year and the target levels (E.G., entry level, a mid-point and a maximum level) for such bonuses. The bonus level achieved for each fiscal year is determined based on the achievement of pre-established performance targets selected by the Compensation Committee, based on management's recommendations.

     At a meeting on November 29, 1995, the Compensation Committee set, for fiscal 1996, performance targets for all participants and individual levels for participation as a percentage of base pay (ranging from 55% to 100%) upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 1996 based on (i) the attainment of certain levels of pre-tax profits from continuing operations (this performance target has a seventy percent (70%) weighting) (the "Pre-Tax Profits Performance Target") and (ii) reductions in the level of the Company's long term debt, net of cash balances and certain other offsets and adjustments (this performance target has a thirty percent (30%) weighting) (the "Long Term Debt Performance Target"). In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and an additional amount (I.E., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award is credited to the executive officer's account under the U.S. Industries, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan") and deferred under the terms of that Plan with interest measured based on the rate of interest on thirty (30) year Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

     At its meeting on December 3, 1996, the Compensation Committee certified that the maximum performance targets for both the fiscal 1996 Pre-Tax Profits Performance Target and the Long Term Debt Performance Target were exceeded. The calculation of the level of achievement of the applicable performance targets was confirmed in a report by the Company's independent accountants. Based on the foregoing, the Compensation Committee awarded the executive officers participating in the Annual Performance Incentive Plan during fiscal 1996 one-hundred percent (100%) of their bonus target, consisting of the annual Performance Bonus amount and an additional amount equal to thirty percent (30%) of the immediately payable annual Performance Bonus amount, to be credited to the executive's account under the Long Term Incentive Plan.

     Also at its meeting on December 3, 1996, the Compensation Committee set performance targets for all participants for fiscal 1997 and individual levels for such participation as a percentage of base pay (ranging from 55% to 100%) upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee. The

Compensation Committee, based on management's recommendations, set performance targets for fiscal 1997 based on (i) the attainment of certain levels of pre-tax profits from continuing operations (this performance target has a seventy-five percent (75%) weighting) and (ii) reductions in the level of the Company's long term debt, net of cash balances and certain other offsets and adjustments (this performance target has a twenty-five percent (25%) weighting). In setting these performance targets and individual participation levels, the Compensation Committee considered the level of achievement of the fiscal 1996 performance targets and recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and a Long Term Incentive Plan Award equal to thirty percent (30%) of the immediately payable annual award. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

STOCK OPTIONS

     Stock options have been granted by the Compensation Committee with an exercise price equal to the fair market value of Company common stock on the date of grant. Management makes recommendations to the Compensation Committee as to how many options will be granted to eligible executives of the Company and its subsidiaries. At its meetings on May 14, 1996, September 17, 1996 and December 3, 1996, the Compensation Committee granted 34,190, 55,300 and 349,427 stock options, respectively, to its executive officers, other than Messrs. Clarke and Raos, and certain other key personnel of the Company and certain of its subsidiaries, at exercise prices of $22.375, $26.50 and $30.75 per share, respectively.

INCENTIVE SHARES

     In furtherance of the Compensation Committee's continuing desire to facilitate and encourage substantial equity ownership by the Company's and its subsidiary's executive officers and to respond to special situations, at its May 14, 1996 and September 17, 1996 meetings the Compensation Committee awarded an aggregate of 72,173 shares of Company common stock subject to a vesting schedule ("Incentive Shares"). These Incentive Shares were granted outside the Stock Option Plan to a total of five senior executives; the majority were newly hired or promoted and could not receive awards under the Stock Option Plan since no additional shares are currently available for this purpose under the Stock Option Plan. If the 1997 Restricted Stock Plan is adopted, the Compensation Committee does not anticipate granting Incentive Shares in the future.

1997 RESTRICTED STOCK PLAN

     In an effort to retain key executives and to align the interests of such executives with the interests of stockholders, the Compensation Committee made restricted stock award grants to key senior executives shortly after the formation of the Company (the "Outstanding Awards"). The Compensation Committee believes that stock grants are an integral part of the Company's compensation system, such grants have played an important role in the success of the Company and that the restricted stock program in particular has been successful, but is concerned that as the Outstanding Awards vest, executives will have to sell a large portion of these shares to pay taxes on the vesting Outstanding Awards.
In addition, the Compensation Committee recognizes that new senior executives will continue to join the Company and its subsidiaries through need based hiring and acquisitions and certain executives currently employed will continue to be promoted based on performance.

     The Compensation Committee believes strongly in encouraging substantial equity ownership by the Company's key management personnel and other executive officers through equity programs and has recommended to the Board the adoption of a 1997 restricted stock plan separate and apart from the Stock Option Plan, which the Board has adopted subject to stockholder approval. It is anticipated that those employees whose continued performance is likely to enhance the future value of the Company will be recipients of awards under the plan. Awards may also be made to key executives in special situations such as promotions, new hiring or in connection with acquisitions. Some awards may be issued to executives who previously received grants of restricted stock under the Stock Option Plan which may partially replace the previous grants of restricted stock under the Stock Option Plan which begin vesting on February 22, 1998. It is also anticipated that the awards may be issued to other executives who did not receive restricted stock under the Stock Option Plan in the past.

     The 1997 restricted stock plan will require that each grant will provide that the shares will remain restricted for seven years, subject to earlier vesting of one seventh of the grant in each year if certain pre-established performance goals for such year are achieved. Unless otherwise determined by the Compensation Committee at grant or thereafter, all shares of restricted stock granted under the 1997 restricted stock plan which have not yet vested will be forfeited on the date the executive's employment with the Company and its subsidiaries terminates.

     The Compensation Committee believes that time vesting coupled with a performance accelerator will help to retain the award recipients while simultaneously rewarding such recipients for attainment of prescribed performance goals. It is expected that the performance goals for each performance year will be based on one or more of the business criteria permitted to be used under the Company's Annual Performance Incentive Plan, which include
(i) the attainment of percentage increases in earnings per share and (ii) the attainment of target levels of, or percentage increases in, pre-tax profits, income or earnings, operational cash flow, debt reduction, return on investment or capital employed or return on stockholders' equity.

     The Company generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section 162(m) of the Code and expects to continue to do so in the future.

     Amounts awarded under the Annual Performance Incentive Plan, in which the Chief Executive Officer and the Company's other executive officers participate, as well as the portion of such awards deferred under the Company's Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the "performance-based compensation" exception of Section 162(m) of the Code. It is also intended that the stock options (but not restricted stock) awarded under the Stock Option Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code. The 1997 restricted stock plan awards contemplated by the Compensation Committee are not intended to and will not qualify as performance-based compensation under Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer declined to accept any increase in his base compensation for calendar years 1996 and 1997.

     The Chief Executive Officer has received restricted stock and stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements primarily will be based upon the success of the Company.

     Mr. Clarke and Mr. Raos have led the Company to outstanding performance.
So that their retirement benefits are not inappropriately diminished as a result of declining to accept raises in base pay levels and in recognition of the significant contributions of Mr. Clarke and Mr. Raos, at its September 17, 1996 meeting, the Compensation Committee amended the definition of compensation in the Supplemental Retirement Plan for Messrs. Clarke and Raos to provide for a hypothetical annual increase in base salary for purposes of such plan equal to the average increase for officers of the Company for any year in which Messrs. Clarke and/or Raos declined to be considered for an increase in base salary.

                    RESPECTFULLY SUBMITTED:

                    Mark Vorder Bruegge, Chairman
                    Brian C. Beazer
                    The Honorable Charles H. Price II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Three non-employee directors, Messrs. McAtee, Price and Vorder Bruegge, served on the Compensation Committee during fiscal 1996. Mr. McAtee resigned from the Committee on May 13, 1996. Smith Barney Inc., of which Mr. McAtee was a Vice Chairman until July, 1996, has provided various financial advisory services to the Company since the Demerger. Mr. Beazer, a non-employee director, joined the Committee on December 3, 1996.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company (the "named executive officers") for services rendered to the Company and its subsidiaries during fiscal 1996 and the period from the close of business on May 31, 1995 (the date of the Demerger) through September 28, 1995. In this Proxy Statement, references to "fiscal 1995" are to the four-month period from the Demerger through September 30, 1995. Prior to the Demerger, the Company was not an independent publicly-owned company and the named executive officers were employees of Hanson subsidiaries, with substantially different responsibilities.

                                                       Annual Compensation                  Long Term Compensation
                                          ---------------------------------------------   --------------------------

                                                                                          Restricted     Securities      All Other
Name and                        Fiscal                                  Other Annual         Stock       Underlying    Compensation
Principal Position               Year     Salary($)    Bonus($)(1)   Compensation($)(2)   Awards($)(3)   Options (#)      ($)(4)
------------------              ------    ---------    -----------   ------------------  -------------   -----------   ------------
David H. Clarke                  1996      750,000       750,000          225,000                  0             0        13,950
Chairman of the Board            1995      250,000       187,498           56,249          7,638,105       637,168         3,528
  and Chief Executive Officer

John G. Raos                     1996      500,000       500,000          150,000                  0             0         8,154
President and Chief              1995      166,666       124,999           37,500          5,092,065       424,779         2,131
  Operating Officer

John S. Oldford                  1996      289,000       189,900           56,940                  0             0         9,914
Group Vice President             1995       93,333        45,500           13,650          1,120,260        70,796         3,970

John A. Mistretta                1996      265,000       175,500           52,650                  0             0         8,877
Group Vice President             1995       83,333        40,625           12,187          1,120,260        70,796         3,272

Christian R. Guntner             1996      257,500       175,500           54,600                  0             0         5,989
Senior Vice President-           1995       83,333        43,750           13,125          1,120,260        70,796           833
  Corporate Development

------------------------------
1) For fiscal 1995, bonuses were awarded by the Compensation Committee using a formula based on target levels of bank debt reduction, operating profit and operational cash flow. For fiscal 1996, bonuses were awarded by the Compensation Committee using a formula based on the attainment of certain levels of pre-tax profits from continuing operations and net long-term debt reduction, as described under "Compensation Committee Report on Executive Compensation" above.
(2) Amounts represent awards under the Long Term Incentive Plan, which will be deferred in the participant's plan account. Annual distributions, constituting 15% of each participant's account, will be made commencing on December 15 of the fourth year following the initial award under the Long Term Incentive Plan or the predecessor Hanson long term incentive plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the Plan) and certain other circumstances.
(3) The numbers of shares awarded during fiscal 1995 were as follows: Mr. Clarke -- 509,207 shares; Mr. Raos -- 339,471 shares; Mr. Oldford -- 74,684 shares; Mr. Guntner -- 74,684 shares; and Mr. Mistretta -- 74,684 shares. The restricted stock values are based upon the last reported sale price ($15 per share) of an unrestricted share of Common Stock on the NYSE on June 8, 1995 (the date of grant). Shares of restricted stock vest in three equal installments on February 22, 1998, 2000 and 2002, in each case subject to acceleration upon a Change in Control (as defined in each executive officer's employment agreement described under "Employment Agreements" below) and certain other circumstances. Executive officers are entitled to receive dividends on their restricted stock as and when dividends on the Common Stock are declared by the Board. The aggregate number of shares of restricted stock owned by the named executives and the market value of such shares, each as of September 28, 1996, are as follows:
     Mr. Clarke -- 509,207 shares ($13,048,429); Mr. Raos -- 339,471 shares
     ($8,698,944); Mr. Oldford -- 74,684 shares ($1,913,788); Mr. Guntner --
     74,684 shares ($1,913,778); and Mr. Mistretta -- 74,684 shares
     ($1,913,778). The closing price of the Common Stock on September 27, 1996, the last trading day of the fiscal year ($25.625), was used to determine "market value."

(4) The Company provides the named executive officers with certain health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the rules of the SEC. The amounts shown in this column include the matching contributions made by the Company to the accounts of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan, and the dollar value of insurance premiums paid by or on behalf of the Company with respect to term life insurance benefits.

OPTION EXERCISES AND VALUES FOR FISCAL 1996

     The following table sets forth, with respect to each of the named executive officers, the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 28, 1996. No options were exercised during fiscal 1996.

                                                     Value of Unexercised
                         Unexercised Options         In-the-Money Options
        Name              on 9/28/96 (#)               at 9/28/96 ($)(1)
        ----             -------------------         --------------------

                     EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                     -----------   -------------  -----------   -------------

David H. Clarke        159,292        477,876      1,831,858      5,495,574
John G. Raos           106,194        318,585      1,221,231      3,663,728
John S. Oldford         17,699         53,097        221,238        663,713
John A. Mistretta       17,699         53,097        221,238        663,713
Christian R. Guntner    17,699         53,097        221,238        663,713

---------------------------

(1) In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $25.625 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on September 27, 1996, the last trading day of the fiscal year.

COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the performances of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index over the period from June 1, 1995, when regular way trading in the Common Stock commenced on the NYSE, through September 28, 1996, the end of the fiscal year. The graph assumes that $100 was invested on June 1, 1995 in each of the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested.

     Because the Company is engaged in a wide variety of consumer, building products and industrial businesses, the Company does not believe that any published industry or line-of-business index accurately mirrors the Company's businesses or weights those businesses to match their relative contributions to the Company's overall performance. Accordingly, the Company has created a special peer group index consisting of diversified companies which, as a group, are engaged in industry segments similar to those of the Company. The common stocks of the following companies have been included in the Company's peer group index: Allied Signal Inc., Coltec Industries, Crane Co., Dover Corp., Newell Co., Textron Inc., Thomas Industries Inc., Trimas Corp. and Tyco International Inc. The peer group weighs the returns of each constituent company according to its stock market capitalization at June 1, 1995.

                                  [GRAPH OMITTED]

                       6/1/95   6/30/95   8/30/95   12/31/95   3/31/96   6/30/96   9/28/96
U.S. INDUSTRIES        100.00     99.09    112.73     133.64    150.91    175.45    190.91
S&P 500 INDEX          100.00    102.11    110.22     116.86    123.13    128.66    132.63
PEER GROUP             100.00    104.78    109.20     114.58    133.52    137.34    149.63

USI RETIREMENT PLAN

     The USI Retirement Plan (the "Retirement Plan") provides pension benefits to the Company's corporate office employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

     Under the Retirement Plan, the annual retirement benefits of the Company's corporate office employees, including its executive officers, will equal the greater of (i) the product of (a) 2.67% of an employee's Final Average Earnings minus 2% of such employee's Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of

25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the "Freeze Date"), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the "Offset Formula"), and (ii) the sum of (a) 1.95% of an employee's Final Average Earnings plus (b) .65% of that portion of the employee's Final Average Earnings in excess of Covered Compensation, multiplied by the employee's years of Credited Service (to a maximum of 25). Credited service for all corporate office employees, including the Company's executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

     The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company's corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the USI Supplemental Retirement Plan (the "SRP"), an unfunded supplemental retirement plan applicable to certain executive officers of the Company, which is described below.

                                           Years of Service
 Final Average   --------------------------------------------------------------------
   Earnings
                    10        15        20        25        30        35        40
--------------   --------  --------  --------  --------  --------  --------  --------
 $  100,000..    $ 23,820  $ 35,730  $ 47,640  $ 59,550  $ 59,550  $ 59,550  $ 59,550
    200,000..      50,520    75,780   101,040   126,300   126,300   126,300   126,300
    300,000..      77,220   115,830   154,440   193,050   193,050   193,050   193,050
    400,000..     103,920   155,880   207,840   259,800   259,800   259,800   259,800
    500,000..     130,620   195,930   261,240   326,550   326,550   326,550   326,550
    600,000..     157,320   235,980   314,640   393,300   393,300   393,300   393,300
    700,000..     184,020   276,030   368,040   460,050   460,050   460,050   460,050
    800,000..     210,720   316,080   421,440   526,800   526,800   526,800   526,800
    900,000..     237,420   356,130   474,840   593,550   593,550   593,550   593,550
  1,000,000..     264,120   396,180   528,240   660,300   660,300   660,300   660,300

     The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke -- 17.75 years; Mr. Raos -- 19.33 years; Mr. Oldford -- 3.5 years; Mr. Mistretta -- 6.5 years; and Mr. Guntner -- 0 years. Based upon Mr. Oldford's prior service with subsidiaries of the Company, he is eligible to receive additional pension benefits under such subsidiaries' plans. Since the base salaries of Messrs. Clarke and Raos were significantly reduced effective upon the Demerger, their current accrued Final Average Earnings ($935,383 and $519,500, respectively) exceed their annual compensation for fiscal 1996. Generally, unless termination of employment follows a Change in Control (as defined in the Retirement Plan), due to the restriction on benefit entitlements prior to age 60 under the SRP described below, the Final Average Earnings of each of Messrs. Clarke and Raos would be limited to $150,000, the Retirement Plan limit, if his employment terminated during the current fiscal year.

USI SUPPLEMENTAL RETIREMENT PLAN

     The SRP is a non-qualified, unfunded, deferred compensation plan. The purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant's annual benefit is equal to 66-2/3% of his or her Final Average Earnings, less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. The normal form of benefit under the SRP shall be a monthly annuity ceasing on the participant's death or such other optional benefit forms as are provided under the Retirement Plan. Capitalized terms used in this paragraph have the meanings defined for them in the Retirement Plan.

EMPLOYMENT AGREEMENTS

     The following is a summary of the employment agreements between the Company and each of the named executive officers.

     The employment agreements provide for Messrs. Clarke, Raos, Oldford, Mistretta and Guntner to serve in the respective capacities indicated in the Summary Compensation Table above. The term of employment under each agreement will expire on the third anniversary, in the case of Messrs. Clarke and Raos, or second anniversary, in the case of Messrs. Oldford, Mistretta and Guntner, of February 22, 1995 (the "Commencement Date") subject to automatic extension for an additional applicable term on each applicable anniversary unless either party gives at least 90 days' prior written notice of non-extension or the agreement is terminated earlier as discussed below.

     The employment agreements provide that the Company will pay Messrs. Clarke, Raos, Oldford, Mistretta and Guntner base annual salaries at a rate of not less than $750,000, $500,000, $280,000, $250,000 and $250,000, respectively. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target potential equal to at least 100% of his base salary for each of Messrs. Clarke and Raos, 65% of his base salary for Mr. Oldford, 65% of his base salary for Mr. Mistretta and 70% of his base salary for Mr. Guntner, pursuant to the Annual Performance Incentive Plan or a successor plan satisfying the requirements for the performance-based compensation exception of Section 162(m) of the Code. The employment agreements of Messrs. Clarke and Raos provide that the Company does not intend to recommend to the Compensation Committee additional grants of stock options for them until the expiration of three years following the date of their initial stock option grants (June 8, 1995). The employment agreements also entitle the five executives to participate in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives generally or, in the case of Messrs. Oldford, Mistretta and Guntner, executives of a comparable level.

     The employment agreements provide that if the executive's employment with the Company is terminated by reason of death or disability, the executive or his legal representative will receive, in addition to accrued compensation, the prorated target annual bonus of the executive for the fiscal year of the executive's death or disability, full accelerated vesting under all equity-based and long-term incentive plans, payment on a monthly basis of 12 months, in the case of Messrs. Clarke and Raos, or six months, in the case of Messrs. Oldford, Mistretta and Gunter, of base salary and payment of spouses' and dependents' COBRA coverage premiums for no more than three years, subject in the case of disability to offset by the amount the executive would receive under any long-term disability program maintained by the Company.

     The employment agreements with Messrs. Clarke and Raos provide that if the executive's employment with the Company is terminated (i) by the Company other than for cause (as defined in each employment agreement); (ii) by the executive for good reason (as defined in each employment agreement); (iii) by the executive for any or no reason within two years after a Change in Control of the Company (as defined in each employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term, then the executive shall be entitled to receive, among other things (a) a lump sum within five days after such event equal to (i) three times base salary, and
(ii) three times the highest annual bonus paid or payable to the executive by the Company for any of the previous three completed fiscal years,
(b) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (c) three years of additional service and compensation credit for pension purposes, (d) three years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan and (e) payment by the Company of the premiums for the executive and his dependents' health coverage for three years (all such payments being collectively referred to as the "Severance Payment"). In addition, if the Severance
Payment to the executive under the employment agreement, together with other amounts paid to the executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the employment agreement provides that the executive will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If the executive is terminated for cause or voluntarily resigns (which right the executive has on 60 days' prior written notice to the Company), the executive will only receive accrued compensation and as provided in benefit plans, provided that in the event such resignation is after age 62 there will be certain additional vesting with regard to stock options and restricted stock.

     The employment agreements with Messrs. Oldford, Mistretta and Guntner provide for substantially similar provisions on termination except that the definitions of "cause" and "good reason" have differences that afford the Company broader rights, the Severance Payment will be based on a two-time rather than three-time multiple and, in certain limited instances, will be subject to offset, there will be more limited vesting of stock options and restricted stock and the executive may only resign and collect severance based purely on the Change in Control of the Company during a 30-day window after the first anniversary of the Change in Control of the Company.

     The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors' and officers' liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

                      APPROVAL OF THE U.S. INDUSTRIES, INC.
                           1997 RESTRICTED STOCK PLAN
                     AND AMENDMENT NUMBER TWO TO THE AMENDED
                     U.S. INDUSTRIES, INC. STOCK OPTION PLAN
                             (Item B on Proxy Card)


1997 RESTRICTED STOCK PLAN

     On December 3, 1996 the Board of Directors, subject to stockholder approval, adopted the 1997 Restricted Stock Plan, a copy of which is attached as Exhibit A. The following description of the 1997 Restricted Stock Plan is intended only as a summary and is qualified in its entirety by reference to the 1997 Restricted Stock Plan.

     The purpose of the 1997 Restricted Stock Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer restricted stock under the 1997 Restricted Stock Plan ("1997 Restricted Stock") to key employees of the Company and its subsidiaries, thereby creating a means to raise and maintain the level of stock ownership by key employees in order to attract, retain and reward such key employees and strengthen the mutuality of interests between key employees and the Company's stockholders. Awards of 1997 Restricted Stock will be made to key employees for outstanding achievement and whose continued performance will likely enhance the future value of the Company. Awards may also be made to key executives in special situations such as promotions, new hiring or in connection with acquisitions.

     A maximum of 350,000 shares of Common Stock may be issued pursuant to the 1997 Restricted Stock Plan. Notwithstanding the foregoing, the 1997 Restricted Stock Plan provides that in no event may an award be granted if any such award would cause the Common Stock underlying all outstanding awards granted under both the Stock Option Plan and the 1997 Restricted Stock Plan to exceed 9.9 percent of the total number of shares issued and outstanding (assuming full dilution for all outstanding awards and other equity convertible into Common Stock) determined as of the end of most recent fiscal quarter of the Company.

     Each grant of 1997 Restricted Stock will consist of a grant of Company Common Stock which vests based on a seven-year vesting schedule subject to the acceleration of vesting of one-seventh of such shares each year based on the attainment of objective performance goals (the "Vesting Period") established by the Compensation Committee.

     The Compensation Committee will administer the plan and will be authorized to grant 1997 Restricted Stock to senior executive officers and management and other key employees. The Compensation Committee will be entitled to determine the number of shares, the price (if any) to be paid by the recipient and, subject to the terms of the 1997 Restricted Stock Plan, the terms and conditions of vesting and forfeiture upon a termination of employment during the Vesting Period. The administration of the 1997 Restricted Stock Plan will be intended to satisfy the requirement for administration by non-employee directors under Rule 16b-3 of the Exchange Act.

     Unless otherwise determined by the Compensation Committee, upon an award of 1997 Restricted Stock, the recipient shall have all rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote, and subject and conditioned on vesting, the right to tender such shares.

     Unless determined otherwise by the Compensation Committee at the time of grant, upon a Change in Control, all vesting and forfeiture conditions, restrictions and limitations in effect with regard to awards of 1997 Restricted Stock would lapse as if each such vesting and forfeiture condition, restriction or limitation had ended upon such Change in Control.

     Recipients of 1997 Restricted Stock would be required to enter into a 1997 Restricted Stock award agreement with the Company which states the restrictions to which the shares are subject, including the applicable performance criteria.

AMENDMENT NUMBER TWO TO THE STOCK OPTION PLAN

     The Board of Directors of the Company and the stockholders of the Company previously approved the Stock Option Plan. On December 3, 1996, the Board of Directors approved an amendment to the Stock Option Plan ("Amendment Number Two"), effective on the date Amendment Number Two and the 1997 Restricted Stock Plan are approved by stockholders in accordance with the requirements of the laws of the State of Delaware. The Amendment adds a limitation on the number of stock options and other equity based awards that may be granted to management under the Stock Option Plan and coordinates the provisions of the Stock Option Plan with Section 4.1(b) of the 1997 Restricted Stock Plan. The following description of Amendment Number Two is intended only as a summary and is qualified in its entirety by reference to the full text of the amendment.

     Amendment Number Two, which contains language that is substantially similar to the language used in Section 4.1(b) of the 1997 Restricted Stock Plan, revises the Stock Option Plan to provide that no award may be granted under the Stock Option Plan if the grant of such award would cause the number of shares of Common Stock which are (i) granted under the Stock Option Plan and subject to a Restriction Period (as defined in the Stock Option Plan), (ii) granted under the 1997 Restricted Stock Plan and subject to a Vesting Period (as defined in the 1997 Restricted Stock
Plan), or (iii) in the case of an option granted under the Stock Option Plan, acquirable pursuant to the exercise of such option, to exceed 9.9 percent of the total number of shares of Common Stock issued and outstanding (assuming full dilution for all outstanding awards made under the Stock Option Plan and 1997 Restricted Stock Plan and equity convertible into Common Stock). In addition, Amendment Number Two provides for a proportionate reduction in the formula grants for non-employee directors if, at the time the automatic grant would be made, the above limit would be exceeded and further provides that a supplemental grant of the reduced amount will be made on the first day of the month commencing at least twenty (20) days after the date the share limitation is no longer exceeded, provided that the non-employee director is still a director of the Company at the time of such supplemental grant.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 RESTRICTED STOCK PLAN AND AMENDMENT NUMBER TWO TO THE AMENDED U.S. INDUSTRIES, INC. STOCK OPTION PLAN.

                    APPROVAL OF AMENDMENT NUMBER THREE TO THE
                 AMENDED U.S. INDUSTRIES, INC. STOCK OPTION PLAN
                             (Item C on Proxy Card)

     On December 3, 1996, the Board of Directors approved Amendment Number Three to the Stock Option Plan ("Amendment Number Three") which generally provides for an increase in the number of stock options granted annually to non-employee directors. Amendment Number Three is effective on December 3, 1996, subject to and conditioned on stockholder approval in accordance with the requirements of the laws of the State of Delaware. The following description of Amendment Number Three is intended only as a summary and is qualified in its entirety by reference to the full text of the amendment.

     Amendment Number Three revised the Stock Option Plan, subject to and conditioned on stockholder approval (i) to grant each non-employee director 1,250 stock options on December 3, 1996, (ii) to provide that each non-employee director will receive a grant of 1,250 stock options on June 1, 1997 (instead of 1,000, as currently provided), (iii) to increase the number of stock options granted to each non-employee director on the Annual Date of Grant from 1,000 stock options to 2,500 stock options, and (iv) to change the Annual Date of Grant, effective with a grant to be made on October 1, 1997, to October 1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF AMENDMENT NUMBER THREE.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM D ON PROXY CARD)

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company's financial statements for fiscal 1997. Ernst & Young LLP were the Company's independent auditors for fiscal 1996. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT.
If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.


                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Under the rules of the SEC, any proposal of a stockholder submitted for inclusion in the Company's proxy statement for the 1998 Annual Meeting must be received by the Company by August 15, 1997 to be considered. Proposals should be addressed to George H. MacLean, Secretary, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, New Jersey 08830.


                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 1996, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K UPON REQUEST BY A STOCKHOLDER DIRECTED TO GEORGE H. MACLEAN, SECRETARY, U.S. INDUSTRIES, INC., 101 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830, FOR A FEE LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.


                                   By Order of the Board of Directors,


                                   George H. MacLean
                                   SECRETARY

                                                                       EXHIBIT A

                              U.S. INDUSTRIES, INC.
                           1997 RESTRICTED STOCK PLAN

          (EFFECTIVE DECEMBER 3, 1996, SUBJECT TO STOCKHOLDER APPROVAL)


                                   ARTICLE I.

                                     PURPOSE

     The purpose of this U.S. Industries, Inc. 1997 Restricted Stock Plan (the "Plan") is to enhance the profitability and value of U.S. Industries, Inc. (the "Company") for the benefit of its stockholders by enabling the Company to offer 1997 Restricted Stock to key employees of the Company and its Subsidiaries (as defined herein), thereby creating a means to raise and maintain the level of stock ownership by key employees in order to attract, retain and reward such key employees and strengthen the mutuality of interests between key employees and the Company's stockholders. Awards of 1997 Restricted Stock will be made to key employees for outstanding achievement and whose continued performance will likely enhance the future value of the Company. Awards may also be made to key executives in special situations such as promotions, new hiring or in connection with acquisitions.


                                   ARTICLE II.

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1    "Board" shall mean the Board of Directors of the Company.

     2.2    "Change in Control" shall have the meaning set forth in
Article VIII.

     2.3    "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" shall mean a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions ("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3, except that, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

     2.5 "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

     2.6    "Subsidiary" shall mean any subsidiary of the Company as defined in
Section 424(f) of the Code.

     2.7    "Effective Date" shall mean December 3, 1996.

     2.8 "Eligible Employees" shall mean the employees of the Company and its Subsidiaries who are eligible pursuant to Article V for awards of 1997 Restricted Stock under this Plan.

     2.9    "Exchange Act" shall mean the Securities Exchange Act of 1934.

     2.10 "Participant" shall mean an Eligible Employee to whom an award of 1997 Restricted Stock has been made pursuant to this Plan.

     2.11 "1997 Restricted Stock" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article VI.

     2.12   "Vesting Period" shall have the meaning set forth in Subsection
6.3(a).

     2.13 "Termination of Employment" shall mean (1) a termination of service (for reasons other than a military or personal leave of absence granted by the Company or a Subsidiary, as applicable) of a Participant from the Company and its Subsidiaries; or (2) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant thereupon becomes employed by the Company or another Subsidiary.

     2.14 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

     2.15   "Withholding Election" shall have the meaning set forth in Section
11.4.


                                  ARTICLE III.

                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

     3.2 AWARDS OF 1997 RESTRICTED STOCK. The Committee shall have full authority to grant, pursuant to the terms of this Plan, awards of 1997 Restricted Stock to Eligible Employees. In particular, the Committee shall have the authority:

            (a) to select the Eligible Employees to whom awards of 1997 Restricted Stock may from time to time be granted hereunder;


            (b) to determine whether and to what extent awards of 1997 Restricted Stock are to be granted hereunder to one or more Eligible Employees;

            (c) to determine the number of shares of 1997 Restricted Stock to be covered by each award of 1997 Restricted Stock to an Eligible Employee granted hereunder; and

            (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any award of 1997 Restricted Stock granted hereunder to an Eligible Employee (including, but not limited to any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, based on such factors, if any, as the Committee shall determine, in its sole discretion).

     3.3 GUIDELINES. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any award of 1997 Restricted Stock issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

     3.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the

Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

     3.5 RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     3.6 PROCEDURES. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.7    DESIGNATION OF CONSULTANTS/LIABILITY.

            (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

            (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan.
     To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award of 1997 Restricted Stock granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to awards of 1997 Restricted Stock granted to him or her under this Plan.

                                   ARTICLE IV.

                           SHARE AND OTHER LIMITATIONS

     4.1    SHARES.

            (a) Subject to subsection (b) below, the aggregate number of shares of Common Stock which may be issued under this Plan with respect to any award of 1997 Restricted Stock shall not exceed 350,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.

            (b) Notwithstanding the foregoing, no award of 1997 Restricted Stock may be granted hereunder if such grant would cause the number of shares of Common Stock (i) granted under this Plan and which are subject to a Vesting Period, (ii) granted under the Stock Option Plan and which are subject to a Restriction Period (as defined in the Stock Option Plan) or,
     (iii) in the case of an option granted under the Stock Option Plan, may be acquired pursuant to exercise of such option, to exceed 9.9 percent of the total number of shares of Common Stock issued and outstanding (assuming full dilution for all other outstanding equity based awards granted under the Stock Option Plan and equity convertible into Common Stock, including, without limitation warrants), determined as of the close of the most recent fiscal quarter of the Company, in accordance with generally accepted accounting principles.

            (c) If any shares of 1997 Restricted Stock awarded under this Plan to a Participant are forfeited for any reason, the number of forfeited shares of 1997 Restricted Stock shall again be available for purposes of granting awards of 1997 Restricted Stock under the Plan.

     4.2    CHANGES.

            (a) The existence of the Plan and the award of 1997 Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

            (b) In the event of any change in the capital structure of the Company, then the aggregate number and kind of shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

            (c) Fractional shares resulting from adjustment pursuant to Sections 4.2(a) or (b) shall be eliminated by rounding down for fractions less than one-half (1/2) and rounding up for fractions equal to or greater than one-half (1/2).

     4.3 PURCHASE PRICE. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value except as otherwise permitted pursuant to applicable law.


                                   ARTICLE V.

                                   ELIGIBILITY

     Senior officers, senior management and key employees of the Company and its Subsidiaries are eligible to be granted awards of 1997 Restricted Stock under this Plan. Eligibility under this Plan shall be determined by the Committee.


                                   ARTICLE VI.

                         AWARDS OF 1997 RESTRICTED STOCK

     6.1    AWARDS OF 1997 RESTRICTED STOCK.  Subject to Section 4.1 and this
Article VI, shares of 1997 Restricted Stock may be issued to Eligible Employees under the Plan. The

Committee shall determine the eligible persons to whom, and the time or times at which, grants of 1997 Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 6.2), the time or times within which such award of 1997 Restricted Stock may be subject to forfeiture and the rights to acceleration thereof (subject to Section 6.3), and all other terms and conditions of the award of 1997 Restricted Stock.


     6.2 AWARDS OF 1997 RESTRICTED STOCK AND CERTIFICATES. The prospective Participant selected to receive a 1997 Restricted Stock Award shall not have any rights with respect to such award of 1997 Restricted Stock, unless and until such Participant has delivered a fully executed copy of the 1997 Restricted Stock Award agreement evidencing the award of 1997 Restricted Stock to the Company and has otherwise complied with the applicable terms and conditions of such award of 1997 Restricted Stock. Further, such award of 1997 Restricted Stock shall be subject to the following conditions:

            (a)     PURCHASE PRICE.  The purchase price of 1997 Restricted Stock shall be fixed by the Committee.  Subject to Section 4.3, the purchase  price for shares of 1997 Restricted Stock may be zero to the
     extent    permitted by applicable law, and, to the extent not so permitted,
     such   purchase price may not be less than par value.

            (b) ACCEPTANCE. Awards of 1997 Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the date of grant of the award of 1997 Restricted Stock, by executing a 1997 Restricted Stock Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

            (c) LEGEND. Each Participant receiving an award of 1997 Restricted Stock shall be issued a stock certificate in respect of such shares of 1997 Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of an award of 1997 Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award of 1997 Restricted Stock, substantially in the following form:

            "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the U.S. Industries, Inc. (the "Company") 1997 Restricted Stock Plan and an Agreement entered into between the
     registered owner and the Company dated             .  Copies of such
     Plan and Agreement are on file at the principal office of the Company."

            (d) CUSTODY. If stock certificates are issued in respect of shares of 1997 Restricted Stock, the Committee shall require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of 1997 Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such award of 1997 Restricted Stock.

     6.3 RESTRICTIONS AND CONDITIONS ON AWARDS OF 1997 RESTRICTED STOCK. The shares of 1997 Restricted Stock awarded pursuant to this Plan shall be subject to Article VII and the following restrictions and conditions:

            (a) VESTING PERIOD AND ACCELERATION OF VESTING. (i) The 1997 Restricted Stock awarded under this Plan shall be subject to forfeiture (or, if a purchase price had been paid pursuant to Section 6.2(a) above, repurchase for the purchase price) during a period set by the Committee (the "Vesting Period") commencing with the date of such award of 1997 Restricted Stock. Except as otherwise provided in Section 8.1 hereof or in the 1997 Restricted Stock Award agreement or thereafter in accordance with
     Section 6.4 hereof, the Vesting Period for 1997 Restricted Stock shall be seven years provided that one seventh of a Participant's grant of 1997 Restricted Stock shall vest on an annual basis upon the attainment of objective performance goals established by the Committee pursuant to
     Section 6.3(a)(ii) below.

            b. OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS (THE "PERFORMANCE GOALS"). The Committee shall establish the objective Performance Goals applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

            (b) RIGHTS AS STOCKHOLDER. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of 1997 Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the vesting of shares of 1997 Restricted Stock, the right to tender such shares.

            (c) LAPSE OF RESTRICTIONS. If and when the Vesting Period expires without a prior forfeiture of the 1997 Restricted Stock subject to such Vesting Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law.

     6.4 TERMINATION OF EMPLOYMENT FOR 1997 RESTRICTED STOCK. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant's Termination of Employment for any reason during the relevant Vesting Period, all 1997 Restricted Stock still subject to restriction will be forfeited.


                                  ARTICLE VII.

                               NON-TRANSFERABILITY

     Shares of 1997 Restricted Stock may not be Transferred prior to the date on which the applicable Vesting Period lapses, except to the extent, if at all, that the Committee may determine at the time of grant or thereafter that an award of 1997 Restricted Stock that is otherwise not Transferable pursuant to this Article VII is Transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Except as otherwise specifically provided by law or herein, no share of 1997 Restricted Stock shall be Transferable in any manner prior to the date on which the applicable Vesting Period lapses, and any attempt to transfer any share prior to the date on which the applicable Vesting Period lapses shall be void, and no award of 1997 Restricted Stock shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person.


                                  ARTICLE VIII.

                          CHANGE IN CONTROL PROVISIONS

     8.1 BENEFITS. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an award of 1997 Restricted Stock the restrictions to which any shares of 1997 Restricted Stock granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Vesting Period had ended upon such Change in Control.

     8.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

            (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (b) during any period of two consecutive years (not including any period prior to the date of the consummation of the spinoff of the Company to shareholders of Hanson PLC pursuant to a demerger (the "Spinoff Date")), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                                   ARTICLE IX.

                      TERMINATION OR AMENDMENT OF THE PLAN

     9.1 TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XI), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to an award of 1997 Restricted Stock granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

     The Committee may amend the terms of any award of 1997 Restricted Stock theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                                   ARTICLE X.

                                  UNFUNDED PLAN

     10.1 UNFUNDED STATUS OF PLAN. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE XI.

                               GENERAL PROVISIONS

     11.1 LEGEND. The Committee may require each person receiving shares pursuant to an award of 1997 Restricted Stock under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any award of 1997 Restricted Stock hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

     11.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of 1997 Restricted Stock, or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company.

     The Committee may permit any such withholding obligation with regard to any Eligible Employee to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

     11.5   LISTING AND OTHER CONDITIONS.

            (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an award of 1997 Restricted Stock shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed.

            (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an award of 1997 Restricted Stock is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or awards of 1997 Restricted Stock.

            (c)     Upon termination of any period of suspension under this
     Section 11.5, any award of 1997 Restricted Stock affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension.

     11.6 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     11.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     11.8 OTHER BENEFITS. No award of 1997 Restricted Stock payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     11.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any award of 1997 Restricted Stock hereunder.

     11.10 NO RIGHT TO SAME BENEFITS. The provisions of an award of 1997 Restricted Stock need not be the same with respect to each Participant, and such awards of 1997 Restricted Stock to individual Participants need not be the same in subsequent years.

     11.11 SECTION 16(b) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

     11.12 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     11.13 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                                  ARTICLE XII.

                                  TERM OF PLAN

     No award of 1997 Restricted Stock shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the Effective Date or the date of stockholder approval, but awards of 1997 Restricted Stock granted prior to such tenth anniversary may extend beyond that date.


                                  ARTICLE XIII.

                                  NAME OF PLAN

     This Plan shall be known as the "U.S. Industries, Inc. 1997 Restricted Stock Plan."

                                   [USI LOGO]


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                  SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                           U.S. INDUSTRIES, INC.                      PROXY
                           --------------------


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          U.S. INDUSTRIES, INC.
              ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 6, 1997


     The undersigned hereby appoints DAVID H. CLARKE, JOHN G. RAOS and GEORGE
H. MACLEAN as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of U.S. Industries, Inc. to be held on February 6, 1997, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors are: Charles H. Price II, Frank R. Reilly and Royall Victor III.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS, AND "FOR" PROPOSALS B, C AND D.

                               (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)



                               FOLD AND DETACH HERE

                                 U. S. INDUSTRIES, INC.       Please mark
                                                              your votes as  X
                                                              indicated in
                                                              this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD
        LISTED BELOW AND FOR EACH OF THE PROPOSALS LISTED BELOW



A. Election of Directors

   FOR all nominees (Except as             TO WITHHOLD AUTHORITY
   marked to the contrary)              (For all Nominees listed)

         /  /                                     /  /

NOMINEES:
Charles H. Price II
Frank R. Reilly
Royall Victor III

INSTRUCTION:
To withhold authority to vote for any INDIVIDUAL nominee, strike a line through the nominee's name above.



B. Approval of 1997 Restricted Stock Plan and approval of related
   Amendment Number Two in Amended Stock Option Plan.

        FOR             AGAINST         ABSTAIN

       /  /              /  /            /  /


C. Approval of Amendment Number Three to Amended
   Stock Option Plan.

        FOR             AGAINST         ABSTAIN

       /  /              /  /            /  /


D. Ratify appointment of Ernst & Young LLP as independent auditors for fiscal 1997.


        FOR             AGAINST         ABSTAIN

       /  /              /  /            /  /


You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.

PLEASE MARK, SIGN, DATE AND RETURN
PROMPTLY IN ACCOMPANYING ENVELOPE.


Signature(s)_____________________________ Date ____________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                     FOLD AND DETACH HERE